Exhibit 99.2

OneIM Acquisition Corp. Successfully Closes $287.5 Million Initial Public Offering

New York, NY, January 15, 2026 — OneIM Acquisition Corp. (the “Company”) today announced that it has successfully closed its initial public offering of $287.5 million.

The offering consists of 28,750,000 units priced at $10.00 per unit, which includes 3,750,000 units issued pursuant to the full exercise by the underwriters of their over-allotment option, resulting in gross proceeds of $287,500,000. The Company’s units began trading on January 14, 2026 on the Nasdaq Global Market (“Nasdaq”) under the ticker symbol “OIMAU.”

Each unit consists of one Class A ordinary share of the Company and one-sixth of one redeemable warrant, with each whole warrant entitling the holder thereof to purchase one Class A ordinary share of the Company at an exercise price of $11.50 per share. No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on Nasdaq under the symbols “OIM” and “OIMAW,” respectively.

The Company’s management team is led by Ioannis Pipilis, Chief Executive Officer and a member of the Board of Directors of the Company (the “Board”), and Grigorios Kapenis, Chief Financial Officer and a member of the Board. The Board also includes independent directors Mark DiPaolo and Antony Sheriff.

Deutsche Bank Securities Inc. is acting as sole book-running manager for the offering. Reed Smith LLP is serving as legal counsel to the Company and Maples and Calder (Cayman) LLP is serving as Cayman Island counsel to the Company.

The offering is being made only by means of a prospectus. Copies of the prospectus may be obtained from Deutsche Bank Securities Inc., 1 Columbus Circle, New York, New York 10019, or by email at prospectus.cpdg@db.com or by accessing the SEC’s website, www.sec.gov. A registration statement relating to the securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on January 13, 2026.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About OneIM Acquisition Corp.

The Company is a blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company may pursue an acquisition opportunity in any business or industry or at any stage of its corporate evolution but is focused on completing a business combination with a target in industries or sectors in which the Company’s management team and its affiliates have considerable knowledge and where the Company believes it has the ability to capture asymmetric risk/reward potential.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” including with respect to the anticipated use of the net proceeds of the offering and the Company’s search for an initial business combination. No assurance can be given that the net proceeds of the offering will be used as indicated.

Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact

OneIM Acquisition Corp.

Ioannis Pipilis, Chief Executive Officer

contact@oneimgroup.com

Media Contact

Greenbrook

Bree Taylor / Ksenia Galouchko

oneim@greenbrookadvisory.com